                                                                    Exhibit 10.3

                              AMENDED AND RESTATED

                         RED ROBIN GOURMET BURGERS, INC.

              2000 MANAGEMENT PERFORMANCE COMMON STOCK OPTION PLAN

     1. Purpose. The purpose of this Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan (the "Plan") is to further the long term stability and financial success of Red Robin Gourmet Burgers, Inc. (the "Company") by attracting and retaining key employees of the Company and its Subsidiaries and directors of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees and directors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Option Awards granted to such employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' and directors' interests with those of the Company's shareholders.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option.

          (b) "Board" means the board of directors of the Company.

          (c) "Change of Control" means the closing date of any sale or other disposition of substantially all the Company Stock or assets of the Company other than in the ordinary course of business.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Board or the committee appointed by the Board as described under Section 12.

          (f) "Company" means Red Robin Gourmet Burgers, Inc., a Nevada corporation.

          (g) "Company Stock" means Common Stock, $0.001 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section
     11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (h) "Control Transfer" means one or a series of related transactions as a result of which (i) any Third Party, or group of Third Parties acting in concert, acquires, directly or indirectly, a majority of the Company's voting shares (on a Fully-Diluted Basis), (ii) the Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person and after giving effect to such consolidation or merger or plan of share exchange any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the voting shares of the Person (on a Fully-Diluted Basis) surviving such consolidation or merger or (iii) in one transaction or a series of related transactions, all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred as an entirety to any Third Party or group of Third Parties acting in concert (the "Acquiring Persons") and after giving effect to such transaction any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the voting shares of the Acquiring Persons (on a Fully-Diluted Basis).

          (i) "Date of Grant" means the date on which an Option Award is granted by the Committee.

          (j) "Disability" or "Disabled" means a condition determined in good faith by the Committee to be a Disability, with such determination to be conclusive.

          (k) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded) (i) if the Company Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing high bid and low asked prices as reported by NASDAQ, or (iii) if shares of Common Stock are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Committee using any reasonable method in good faith.

          (l) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated.

          (m) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (n) "Option Award" means the award of an Option under the Plan.

          (o) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

          (p) "Participant" means any employee or director who receives an Option Award under the Plan.

          (q) "Shareholders Agreement" the shareholders agreement among the Company and certain of its shareholders dated May 11, 2000, as amended.

          (r) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

          (s) "Third Party" means a Person who was not (i) a shareholder of the Company on April 30, 2000, (ii) a Permitted Transferee (as defined in the Shareholders Agreement) of a transferor who was, or whose predecessor in interest was, a shareholder of the Company on April 30, 2000 or (iii) an Affiliate of the Company or any shareholder or (iv) an employee of the Company on the date such person became a shareholder.

     3. General. Only Nonstatutory Stock Options may be granted under Option Awards pursuant to the Plan.

     4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,836,500 shares of Company Stock; which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Option Award under the Plan. The Committee is expressly authorized to make an Option Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Option Award. For purposes of determining the number of shares that are available for Option Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

     5.   Eligibility.

          (a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) whom the Committee determines to be key employees shall be eligible to receive Option Awards under the Plan. All present and future directors of the Company shall also be eligible to receive Option Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible persons to receive Option Awards and to determine for each such selected person the terms and conditions and the number of shares to be allocated to him or her as part of each Option Award.

         (b) The grant of an Option Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay any person any particular amount of remuneration, to continue the employment or service of any person after the grant or to make further grants to the person at any time thereafter.

     6.   Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

          (b) The exercise price of shares covered by an Option may be less than the Fair Market Value of such shares on the Date of Grant, as determined by the Committee.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement.


          (d) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

     7.   Method of Exercise of Options.

          (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, that if the terms
                                                   --------
of an Option so permit, or if so determined by the Committee, the Participant may deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) that have been held by the Participant for more than six months in satisfaction of all or any part of the exercise price.

          (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

          (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

          (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the

Participant to elect to deliver shares of Company Stock (valued at Fair Market Value on the date of delivery) that have been held by the Participant for more than six months that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant arising in the year the Option Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

     8. Nontransferability of Options. Options by their terms, shall not be transferable except by will or by the laws of descent and distribution or to the Participant's spouse or children or a family limited partnership, trust or other similar entity solely for the benefit of the Participant's spouse or children (a "Permitted Transferee"), and shall be exercisable, during the Participant's lifetime, only by the Participant or by his or her guardian, duly authorized attorney-in-fact or other legal representative or by the Permitted Transferee to whom they have been transferred.

     9. Effective Date of the Plan. The effective date of the Plan is May 11, 2000.


     10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 15, 2010. No Option Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option Award previously granted to him.

     11. Change in Capital Structure.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

         (b) In the event of a Control Transfer, each outstanding Option that either has theretofore vested or becomes vested by reason of such Control Transfer and is not exercised prior to the consummation of the Control Transfer, shall, as determined by the Committee, either (i) be honored or assumed or new rights substituted therefor, or (ii) be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the net proceeds to be received per Common Share in the Control Transfer over the exercise price for the Option.

          (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     12. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. In the absence of appointment of the Committee, the entire Board shall constitute the Committee. The Committee shall have general authority to impose any limitation or condition upon an Option Award the Committee deems appropriate to achieve the objectives of the Option Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

          (a) The Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive Option Awards, (ii) the number of shares of Company Stock to be covered by each Option Award, (iii) the exercise price of Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock, (v) the time or times when an Option Award shall be granted, (vi) whether an Option Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election to deliver shares of already owned Company Stock to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Option Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Option Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     13. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Chief Executive Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     14. Interpretation. The terms of this Plan shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed this 23rd day of October, 2000.


                                              RED ROBIN GOURMET BURGERS, INC.



                                              By: /s/ James P. McCloskey
                                                  -----------------------------
                                                  James P. McCloskey
                                                  Chief Financial Officer

                  FORM OF STOCK OPTION AGREEMENT - TIME VESTED
              2000 Management Performance Common Stock Option Plan


                                  [Insert Date]


[Insert Name]
[Insert Address]


Dear ______________________:

     Red Robin Gourmet Burgers, Inc. (the "Company") has designated you to be a recipient of an option (the "Option") to purchase shares of Common Stock, $.001 par value, of the Company on the terms set forth in this letter and in the Company's 2000 Management Performance Common Stock Option Plan (the "Plan").

     The Option is awarded pursuant to the Plan, which was effective on May 11, 2000. The Plan is administered by the Committee.

     Please refer to the Plan for certain conditions not set forth in this letter. All provisions of this Option are subject to the terms of the Plan, and the terms of the Plan are hereby incorporated into this letter by this reference. Capitalized terms which are not defined herein shall have the meanings given those terms in the Plan.

     A. Option. In consideration of your agreements contained in this letter and
        ------
subject to the vesting requirements set forth below, the Company hereby grants you an Option to purchase from the Company [insert number of stock options granted] Common Shares, at $2.25 per Common Share. The Option is a Non Statutory Stock Option. The award of the Option is subject to the terms and conditions set forth below.

     B. Terms of Option.
        ---------------

        (1) The Option will become exercisable when the vesting provisions described below are met.

        (2) The Option will become vested, without duplication, as to [insert 50% of the total number granted] Common Shares on [insert date], and will become vested as to the remaining [insert 50% of the total number granted] Common Shares on [insert date]; provided, that you must continue to be an employee of the Company at all times through the appropriate vesting date in order for the Option to become vested.

[insert name]
[insert date]
Page 2


        (3) Subject to the limitations set forth in this letter and in the Plan, after the Option becomes vested, you may exercise the vested portion of the Option, in whole or in part, at any time until: the earlier of (i) the effective time of termination of your employment with the Company for "Cause" (as defined below) or by you for any reason; (ii) the later of (x) ninety (90) days after termination of your employment with the Company by the Company other than for Cause (and other than by reason of death, Disability or retirement at, or after, age 65) and (y) thirty (30) days following the occurrence of a Liquidity Event (provided, that if you are subject to a "lock-up agreement" pursuant to such Liquidity Event, thirty (30) days following the expiration of such agreement);
(iii) a Company Transfer; or (iv) [ten (10) years from grant].

        (4) You may exercise all or any portion of the Option by giving written notice of the exercise to the Company, stating the number of Common Shares that you are purchasing and transmitting cash or check (subject to collection) in the amount of the full purchase price. Attached is a Notice of Exercise form to be used to give the Company written notice of the exercise of your Option.

        (5) This Option is not transferable by you except by will or by the laws of descent and distribution or to a Related Transferee, and the Option may be exercised during your lifetime only by you or your Related Transferees to whom the Option has been transferred. All agreements made by you in this letter shall be binding on your heirs and descendants.

        (6) For purposes of this letter and the Plan, "Cause" shall mean with respect to the termination by the Company of an employee of the Company or a Subsidiary of the Company: (i) continual deliberate neglect by the employee in the performance of his material duties; (ii) failure by the employee to devote substantially all of his working time to the business of the Company and its Subsidiaries; (iii) the employee's engaging willfully in misconduct in connection with the performance of any of his duties, including, without limitation, the misappropriation of funds or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or its Subsidiaries; (iv) the employee's willful failure to follow the lawful directives of the Board or Chief Executive Officer of the Company in any material respect, or violation, in a material respect, of any code or standard of behavior generally applicable to employees of the Company or its Subsidiaries; (v) the employee's breach of the provisions of any non-competition, non-interference, non-disclosure, confidentiality or other similar agreement executed by the employee with the Company or any of its Subsidiaries or other active disloyalty to the Company or any of its Subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or (vi) the employee's engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude; provided that with respect to the events set forth in clauses
(i), (ii), (iii) and (iv), the employee shall have been given written notice of the act, omission or event constituting Cause and shall not have cured such act, omission or event within 30 days after the giving of such notice.

[insert name]
[insert date]
Page 3



     C. Other Conditions.
        ----------------

        (1) As provided in the Plan, appropriate adjustments shall be made in the number and kind of Common Shares for which the Option may be exercised and the Option price should there be a change in the capital structure of the Company, and the Board shall take appropriate actions in good faith with respect to the Option in the event of a significant corporate transaction.

        (2) By signing this letter, you agree to make arrangements satisfactory to the Company to comply with any income and payroll tax withholding requirements that may apply upon the exercise of the Option.

        (3) By signing this letter, you agree to hold all of the Common Shares acquired pursuant to the exercise of the Option for investment purposes and not with a view to resale or distribution to the public, unless and until such time as the Common Shares so acquired shall have been registered under applicable state and federal securities laws or an exemption from such registration is available. By signing this letter, you hereby agree to execute such documents as the Company may require with respect to applicable state and federal securities laws, and you agree to any restrictions on the resale of the Common Shares that may pertain.

        (4) By signing this letter, neither you nor any other person shall become the beneficial owner of the Common Shares subject to the Option, nor have any rights to distributions or other rights as a shareholder with respect to any such Common Shares, until you have exercised the Option in accordance with the provisions hereof and of the Plan.

     D. Notice. Written notice is deemed to have been given to the Company
        ------
and the Board if delivered personally or mailed first class, postage prepaid, to the President of the Company at the principal business address of the Company or at such other address or to the attention of such other person as the recipient shall have specified by prior written notice to you. Written notice is deemed to have been given to you if delivered personally or mailed first class, postage prepaid, to you at the address set forth above.

     E. Inconsistency with Plan. Notwithstanding any provision herein to the
        -----------------------
contrary, the Option provides you with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision herein is inconsistent with the Plan, the Plan shall govern.

     F. Severability. If any of the provisions of this letter should be
        ------------
deemed unenforceable, the remaining provisions shall remain in full force and effect.

     G. Modification. This letter may not be modified or amended, nor may any
        ------------
provision hereof be waived, in any way except in writing signed by the parties hereto.

     F. Agreement. In consideration of the grant of the Option, you hereby
        ---------
agree that you will comply with such other conditions as the Board may impose on the exercise of the Option

[insert name]
[insert date]
Page 4

and will perform such duties as may be assigned to you from time to time by the Board or by the executive officers of the Company; provided that the provisions of this sentence shall not be interpreted as affecting any right that the Company may have to terminate your employment at any time.

     This Agreement shall be governed by the laws of the State of Colorado.

                  [Remainder of page intentionally left blank]

     If you agree to the foregoing terms and conditions, please execute the attached copy of this letter and return it to the President of the Company.

                                            Sincerely,

                                            RED ROBIN GOURMET BURGERS, INC.


                                            By:
                                               ---------------------------------
                                               James P. McCloskey,
                                               Chief Financial Officer



     I hereby accept the foregoing Option according to the terms set forth in this letter and in the Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan.


                                               ---------------------------------
                                               [insert name]

Stock Option Grant                    S-1

                         RED ROBIN GOURMET BURGERS, INC.

              2000 MANAGEMENT PERFORMANCE COMMON STOCK OPTION PLAN

                          NOTICE OF EXERCISE OF OPTION
                          ----------------------------

     Pursuant to the terms of the stock option agreement, dated ____ __, 2000, between Red Robin Gourmet Burgers, Inc. and the undersigned optionee, the optionee hereby exercises the option to purchase ______________ Common Shares. The optionee hereby delivers the full option price with respect to the exercised option, which is comprised of cash in the amount of $__________.

     Executed this ____day of _________, 200_.

                                            OPTIONEE

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Print or Type Name

     Red Robin Gourmet Burgers, Inc. hereby acknowledges receipt of the foregoing notice of exercise and payment of the option price this ___ day of________________, 200__.

                                            Red Robin Gourmet Burgers, Inc.

                                            By:
                                               ---------------------------------

              FORM OF STOCK OPTION AGREEMENT - PERFORMANCE VESTED

              2000 Management Performance Common Stock Option Plan

                                  [Insert Date]

[Insert Name]
[Insert Address]

Dear ___________________:

     Red Robin International, Inc. (the "Company") has designated you to be a recipient of an option (the "Option") to purchase shares of Common Stock, $.001 par value, of the Company on the terms set forth in this letter and in the Company's 2000 Management Performance Common Stock Option Plan (the "Plan").

     The Option is awarded pursuant to the Plan, which was effective on May 11, 2000. The Plan is administered by the Committee.

     Please refer to the Plan for certain conditions not set forth in this letter. All provisions of this Option are subject to the terms of the Plan, and the terms of the Plan are hereby incorporated into this letter by this reference. Capitalized terms which are not defined herein shall have the meanings given those terms in the Plan.

     A. Option. In consideration of your agreements contained in this letter and
        ------
subject to the vesting requirements set forth below, the Company hereby grants you an Option to purchase from the Company [insert number of stock options granted] Common Shares, at $2.00 per Common Share. The Option is a Non Statutory Stock Option. The award of the Option is subject to the terms and conditions set forth below.

     B. Terms of Option.
        ---------------

        (1) The Option will become exercisable when the vesting provisions described below are met; provided, that except as provided in subparagraph
(2)(e) below, you must continue to be an employee of the Company at all times through the appropriate vesting date in order for the Option to become vested.

        (2) The Option will become vested, without duplication, as to the number of Common Shares indicated below, if and when the following conditions are satisfied:

            (a) EBITDA Test: (i) In the event cumulative earnings of the Company
                -----------
     before interest, taxes, depreciation and amortization ("EBITDA") from January 1, 2000 through the end of any fiscal year ending on or before December 31, 2003, equals at least $114,994,000 but is less than $124,993,000, the Option, to the extent not theretofore

[Insert Name]
[Insert Date]
Page 2

     vested or expired, will, as of the last day of the fiscal year of the Company in which such event occurs or such earlier date within such fiscal year as the Board shall determine, become vested as to such number of Common Shares determined by multiplying [insert 20% of options granted] Common Shares by a fraction, the numerator of which is the lesser of (A) the amount by which EBITDA for such period exceeds $114,994,000 and (B) $9,999,000, and the denominator of which is $9,999,000.

          (ii) In the event cumulative EBITDA from January 1, 2000 through the end of any fiscal year ending on or before December 31, 2003 equals at least $124,993,000 but is less than $132,493,000, the Option, to the extent not theretofore vested or expired, will, as of the last day of the fiscal year of Holdings in which such event occurs or such earlier date within such fiscal year as the Board shall determine, become vested as to [insert 20% of options granted] Common Shares plus such additional number of Common Shares, if any, determined by multiplying [insert 30% of options granted] Common Shares by the fraction, the numerator of which is the lesser of (A) the amount by which EBITDA for such period exceeds $124,993,000 and (B) $7,500,000, and the denominator of which is $7,500,000.

          (iii) In the event cumulative EBITDA from January 1, 2000 through the end of any fiscal year ending on or before December 31, 2003 equals at least $132,493,000 but is less than $139,993,000, the Option, to the extent not theretofore vested or expired, will, as of the last day of the fiscal year of Holdings in which such event occurs or such earlier date within such fiscal year as the Board shall determine, become vested as to [insert 50% of options granted] Common Shares plus such additional number of Common Shares, if any, determined by multiplying [insert 50% of options granted] Common Shares by the fraction, the numerator of which is the lesser of (A) the amount by which EBITDA for such period exceeds $132,493,000 and (B) $7,500,000, and the denominator of which is $7,500,000.

          (iv) In the event cumulative EBITDA from January 1, 2000 through the end of any fiscal year ending on or before December 31, 2003 equals at least $139,993,000, the Option, to the extent not theretofore vested or expired, will, as of the last day of the fiscal year of Holdings in which such event occurs or such earlier date within such fiscal year as the Board shall determine, become vested as to [insert number of options granted] Common Shares.

          (v) The determination of EBITDA shall be made in accordance with generally accepted accounting principles in effect in the United States ("GAAP") and shall exclude net gains on the disposal of assets and other non-operating income items, but shall include net losses on the disposal of assets (other than with respect to the restaurants identified in Schedule I hereto) and other non-operating expense items; provided that reported EBITDA shall be adjusted by excluding therefrom (x) the amount of the non-cash charges to earnings required under GAAP, if any, for the accretion of the value of the options issued pursuant to the Plan that were deducted in calculating EBITDA for such period and (y) management fees paid to Quad-C Management, Inc. that were deducted in calculating EBITDA for each period, and subtracting therefrom an annual

[Insert Name]
[Insert Date]
Page 3


     amount determined in good faith by the Board to account for the cost of additional capital for major acquisitions and/or capital expenditures in excess of the capital expenditures provided for in Exhibit A based on the following formula: (A) 25% per annum of the aggregate additional equity capital issuance or contributions (including Common Shares, preferred stock or any securities convertible into Common Shares, calculated on an as-converted basis) to the Company to fund such capital expenditures and/or acquisitions plus (B) an amount per annum representing annual principal and
                  ----
     interest payments under additional indebtedness for borrowed money or capitalized lease obligations incurred to fund such capital expenditures and/or acquisitions (or assumed in connection with such acquisitions), such annual charges to be calculated assuming (1) straight line amortization from the date of incurrence or assumption of such additional indebtedness for a period of 120 months and (2) interest calculated quarterly at a spread of 350 basis points over 30 day LIBOR on the principal amount of such additional indebtedness at the beginning of each quarter (provided that such annual charges shall be accrued through the date that EBITDA is actually calculated as of, in the event that such calculation is done as of a date after the end of the applicable fiscal year).

          (b) IRR Test: (i) In the event that on or after December 31, 2001, and
              --------
     on or before December 31, 2006 as a result of (x) a sale of all the Common Shares, capital stock or assets of the Company (a "Company Transfer") or
     (y) the first public offering under which Common Shares of the Company are sold to the public (an "Initial Public Offering") (each of clause (x) and (y) shall also be referred to as a "Liquidity Event"), the pretax internal rate of return (calculated on an annual cash-in, cash-out basis) ("IRR") realized by RR Investors, LLC ("Investors") over the term of its investment in the Company through the date of closing of the Liquidity Event, and after giving effect to the dilution that would be caused by the exercise of all Options vested (either theretofore or by operation of the provisions of this paragraph (b)) under the Plan and, in the event of an Initial Public Offering, valuing the Common Sharers held by Investors immediately before the Initial Public Offering at the Initial Public Offering price, is at least: (A) if the applicable Liquidity Event occurs prior to December 31, 2003, 40%, but is less than 45%; (B) if the applicable Liquidity Event occurs on or after December 31, 2003 but prior to December 31, 2004, 34% but is less than 37%; or (C) if the applicable Liquidity Event occurs on or after December 31, 2004, 30% but is less than 32%; then the Option, to the extent not theretofore vested or expired, will, as of the date of closing of such Liquidity Event, become vested as to such number of Common Shares, if any, determined by multiplying [insert 20% of options granted] by a fraction, the numerator of which is the amount by which the IRR for such periods exceeds 40%, 34%, or 30% (depending upon, as set forth in clauses
     (A), (B) or (C) of this subparagraph (b)(i), in which year the Liquidity Event occurs) and the denominator of which is: (x) 5%, if the Liquidity Event occurred prior to December 31, 2003; (y) 3%, if the Liquidity Event occurred on or after December 31, 2003 but prior to December 31, 2004; or
     (z) 2%, if the Liquidity Event occurred on or after December 31, 2004.

          (ii) In the event that on or after December 31, 2001, and on or before December 31, 2006, as a result of a Liquidity Event, the IRR realized by Investors over

[Insert Name]
[Insert Date]
Page 4




     the term of the investment through the date of closing of such Liquidity Event, and after giving effect to the dilution that would be caused by the exercise of all Options vested (either theretofore or by operation of the provisions of this paragraph (b)) under the Plan and, in the event of an Initial Public Offering, valuing the Common Shares held by Investors immediately before the Initial Public Offering at the Initial Public Offering price, is at least: (A) if the applicable Liquidity Event occurs prior to December 31, 2002, 45%, but is less than 55%; (B) if the applicable Liquidity Event occurs on or after December 31, 2002, but prior to December 31, 2003, 45% but is less than 50%; (C) if the applicable Liquidity Event occurs on or after December 31, 2003, but prior to December 31, 2004, 37% but is less than 40%; or (D) if the applicable Liquidity Event occurs on or after December 31, 2004, 32% but is less than 35%; then the Option, to the extent not theretofore vested or expired, will, as of the date of closing of such Liquidity Event, become vested as to [insert 20% of options granted] Common Shares plus such additional number of Common Shares, if any, determined by multiplying [insert 30% of options granted] by a fraction, the numerator of which is the amount by which the IRR for such periods exceeds 45%, 45%, 37% or 32%, as applicable (depending upon, as set forth in clauses (A), (B), (C) or (D) of this subparagraph (b)(ii), in which year the Liquidity Event occurs), and the denominator of which is:
     (w) 10%, if the Liquidity Event occurred prior to December 31, 2002; (x) 5, if the Liquidity Event occurred on or after December 31, 2002 but prior to December 31, 2003; (y) 3%, if the Liquidity Event occurred on or after December 31, 2003, but prior to December 31, 2004; or (z) 3%, if the Liquidity Event occurred on or after December 31, 2004.

          (iii) In the event that on or after December 31, 2001, and on or before December 31, 2006, as a result of a Liquidity Event, the IRR realized by Investors over the term of the investment through the date of closing of such Liquidity Event, and after giving effect to the dilution that would be caused by the exercise of all Options vested (either theretofore or by operation of the provisions of this paragraph (b)) under the Plan and, in the event of an Initial Public Offering, valuing the Common Shares held by Investors immediately before the Initial Public Offering at the Initial Public Offering price, is at least: (A) if the applicable Liquidity Event occurs prior to December 31, 2002, 55%, but is less than 65%; (B) if the applicable Liquidity Event occurs on or after December 31, 2002, but prior to December 31, 2003, 50% but is less than 55%; (C) if the applicable Liquidity Event occurs on or after December 31, 2003, but prior to December 31, 2004, 40% but is less than 45%; or (D) if the applicable Liquidity Event occurs on or after December 31, 2004, 35% but is less than 40%; then the Option, to the extent not theretofore vested or expired, will, as of the date of closing of such Liquidity Event, become vested as to [insert 50% of options granted] Common Shares plus such additional number of Common Shares, if any, determined by multiplying [insert 50% of options granted] by a fraction, the numerator of which is the amount by which the IRR for such periods exceeds 55%, 50%, 40% or 35%, as applicable (depending upon, as set forth in clauses (A), (B), (C) or (D) of this subparagraph (b)(ii), in which year the Liquidity Event occurs), and the denominator of which is: (w) 10%, if the Liquidity Event occurred prior to December 31, 2002; (x) 5, if the Liquidity Event occurred on or after December 31, 2002 but prior to December 31, 2003; (y) 5%, if the Liquidity Event

[Insert Name]
[Insert Date]
Page 5

     occurred on or after December 31, 2003, but prior to December 31, 2004; or
     (z) 5%, if the Liquidity Event occurred on or after December 31, 2004.

          (iv) In the event that on or after December 31, 2001, and on or before December 31, 2006, as a result of a Liquidity Event, the IRR realized by Investors over the term of the investment through the date of closing of such Liquidity Event, and after giving effect to the dilution that would be caused by the exercise of all Options vested (either theretofore or by operation of the provisions of this paragraph (b)) under the Plan and, in the event of an Initial Public Offering, valuing the Common Shares held by Investors immediately before the Initial Public Offering at the Initial Public Offering price, is at least: (A) if the applicable Liquidity Event occurs prior to December 31, 2002, 65%; (B) if the applicable Liquidity Event occurs on or after December 31, 2002, but prior to December 31, 2003, 55%; (C) if the applicable Liquidity Event occurs on or after December 31, 2003, but prior to December 31, 2004, 45%; or (D) if the applicable Liquidity Event occurs on or after December 31, 2004, 40%; then the Option, to the extent not theretofore vested or expired, will, as of the date of closing of such Liquidity Event, become vested as to [insert number of options granted] Common Shares.

          (v) In the event that Options become vested under paragraph (b) of this Section B(2) as the result of an Initial Public Offering, such vesting will be deemed conditional pending the continuation of your employment with the Company until the earlier of (A) two years after the date of such Initial Public Offering and (B) December 31, 2004.

          (c) Combined EBITDA & IRR Test. In the event that either (A) (1)
              --------------------------
     partial vesting of Options occurs on or before December 31, 2003 as the result of Section B(2)(a) (the EBITDA Test) and (2) a Liquidity Event occurs on or before December 31, 2006 in which the IRR realized by Investors satisfies the criterion set forth clause (i), (ii), (iii) or (iv) of the Section B(2)(b) or (B) (1) a partial vesting occurs on or before December 31, 2003 as a result of clause (i), (ii), (iii) or (iv) of Section B(2)(b) (the "IRR Test") solely by reason of the Initial Public Offering and (2) on or before December 31, 2003 the cumulative EBITDA of the Company would have resulted in the Option vesting as to a greater number of Common Shares, then the Option will vest as to such additional number of Common Shares; provided the maximum number of Common Shares as to which the Option can vest under all provisions of the letter is [insert number of options granted].

          (c) The Board shall have complete discretion to determine whether the provisions of paragraphs (a), (b) or (c) of this Section B(2) have been satisfied.

          (d) If your employment with the Company is terminated for any reason other than death or Disability, including by reason of retirement, voluntary termination or involuntary termination by the Company with or without "Cause" (as defined below), prior to December 31, 2008, the unvested portion of the Option will expire as of the date of such termination of employment. If your employment with the Company and its subsidiaries is terminated by reason of your death or Disability after December 31, 2006

[Insert Name]
[Insert Date]
Page 6

     and prior to December 31, 2008, the unvested portion of the Option will expire. If your employment with the Company and its subsidiaries is terminated by reason of your death or Disability on or prior to December 31, 2006, a percentage of the Option will be deemed to have "conditionally vested" depending on the date of termination of your employment as follows:

                                                                    Percentage of Option
               Termination of Employment                            Conditionally Vested
               -------------------------                            --------------------
     Prior to December 31, 2001                                               0%
     On or after December 31, 2001 and before December 31, 2002              25%
     On or after December 31, 2002 and before December 31, 2003              50%
     On or after December 31, 2003 and before December 31, 2004              75%
     On or after December 31, 2004                                          100%

The remaining portion of the Option will expire as of the date of termination of employment. Final vesting of the "conditionally vested" Option will be dependent upon satisfaction of the applicable provisions of paragraph (a), (b) or (c) of this Section B(2), so that the applicable portion of the "conditionally vested" Option may not be exercised unless the provisions of paragraph (a), (b) or (c), as the case may be, of this Section B(2) are satisfied, and if such conditions are not satisfied the "conditionally vested" Option will expire on December 31, 2006. Such "conditionally vested" Option will not be subject to the first proviso in the first sentence of Section B(1).

     (e) On April 15, 2007, provided that you are an employee of the Company or its subsidiaries on such date, to the extent not theretofore vested or expired, the Option will vest.

     (3) Subject to the limitations set forth in this letter and in the Plan, after the Option becomes vested, you may exercise the vested portion of the Option, in whole or in part, at any time until: the earlier of (i) the effective time of termination of your employment with the Company for "Cause" (as defined below) or by you for any reason; (ii) the later of (x) one year after termination of your employment with the Company by the Company other than for Cause (and other than by reason of death, Disability or retirement at, or after, age 65) and (y) 30 days following the occurrence of a Liquidity Event (provided, that if you are subject to a "lock-up agreement" pursuant to such Liquidity Event, 30 days following the expiration of such agreement); (iii) a Company Transfer; or (iv) December 31, 2009.

     (4) You may exercise all or any portion of the Option by giving written notice of the exercise to the Company, stating the number of Common Shares that you are purchasing and transmitting cash or check (subject to collection) in the amount of the full purchase price. Attached is a Notice of Exercise form to be used to give the Company written notice of the exercise of your Option.

     (5) This Option is not transferable by you except by will or by the laws of descent and distribution or to a Related Transferee, and the Option may be exercised during your

[Insert Name]
[Insert Date]
Page 7

lifetime only by you or your Related Transferees to whom the Option has been transferred. All agreements made by you in this letter shall be binding on your heirs and descendants.

     (6) For purposes of this letter and the Plan, "Cause" shall mean with respect to the termination by the Company of an employee of the Company or a Subsidiary of the Company: (i) continual deliberate neglect by the employee in the performance of his material duties; (ii) failure by the employee to devote substantially all of his working time to the business of the Company and its Subsidiaries; (iii) the employee's engaging willfully in misconduct in connection with the performance of any of his duties, including, without limitation, the misappropriation of funds or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or its Subsidiaries; (iv) the employee's willful failure to follow the lawful directives of the Board or Chief Executive Officer of the Company in any material respect, or violation, in a material respect, of any code or standard of behavior generally applicable to employees of the Company or its Subsidiaries; (v) the employee's breach of the provisions of any non-competition, non-interference, non-disclosure, confidentiality or other similar agreement executed by the employee with the Company or any of its Subsidiaries or other active disloyalty to the Company or any of its Subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or (vi) the employee's engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude; provided that with respect to the events set forth in clauses
(i), (ii), (iii) and (iv), the employee shall have been given written notice of the act, omission or event constituting Cause and shall not have cured such act, omission or event within 30 days after the giving of such notice.

     C. Other Conditions.
        ----------------

     (1) As provided in the Plan, appropriate adjustments shall be made in the number and kind of Common Shares for which the Option may be exercised and the Option price should there be a change in the capital structure of the Company, and the Board shall take appropriate actions in good faith with respect to the Option in the event of a significant corporate transaction.

     (2) By signing this letter, you agree to make arrangements satisfactory to the Company to comply with any income and payroll tax withholding requirements that may apply upon the exercise of the Option.

     (3) By signing this letter, you agree to hold all of the Common Shares acquired pursuant to the exercise of the Option for investment purposes and not with a view to resale or distribution to the public, unless and until such time as the Common Shares so acquired shall have been registered under applicable state and federal securities laws or an exemption from such registration is available. By signing this letter, you hereby agree to execute such documents as the Company may require with respect to applicable state and federal securities laws, and you agree to any restrictions on the resale of the Common Shares that may pertain.

[Insert Name]
[Insert Date]
Page 8



     (4) By signing this letter, neither you nor any other person shall become the beneficial owner of the Common Shares subject to the Option, nor have any rights to distributions or other rights as a shareholder with respect to any such Common Shares, until you have exercised the Option in accordance with the provisions hereof and of the Plan.

     D. Notice. Written notice is deemed to have been given to the Company and
        ------
the Board if delivered personally or mailed first class, postage prepaid, to the President of the Company at the principal business address of the Company or at such other address or to the attention of such other person as the recipient shall have specified by prior written notice to you. Written notice is deemed to have been given to you if delivered personally or mailed first class, postage prepaid, to you at the address set forth above.

     E. Inconsistency with Plan. Notwithstanding any provision herein to the
        -----------------------
contrary, the Option provides you with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision herein is inconsistent with the Plan, the Plan shall govern.

     F. Severability. If any of the provisions of this letter should be deemed
        ------------
unenforceable, the remaining provisions shall remain in full force and effect.

     G. Modification. This letter may not be modified or amended, nor may any
        ------------
provision hereof be waived, in any way except in writing signed by the parties hereto.

     F. Agreement. In consideration of the grant of the Option, you hereby agree
        ---------
that you will comply with such other conditions as the Board may impose on the exercise of the Option and will perform such duties as may be assigned to you from time to time by the Board or by the executive officers of the Company; provided that the provisions of this sentence shall not be interpreted as affecting any right that the Company may have to terminate your employment at any time.

     This Agreement shall be governed by the laws of the State of Colorado.

                  [Remainder of page intentionally left blank]

              FORM OF STOCK OPTION AGREEMENT - PERFORMANCE VESTED
              2000 Management Performance Common Stock Option Plan

     If you agree to the foregoing terms and conditions, please execute the attached copy of this letter and return it to the President of the Company.

                                                Sincerely,

                                                RED ROBIN INTERNATIONAL, INC.

                                                By:
                                                   -----------------------------

     I hereby accept the foregoing Option according to the terms set forth in this letter and in the Red Robin International, Inc. 2000 Management Performance Common Stock Option Plan.


                                                   -----------------------------
                                                   [Insert Name]

Stock Option Grant                    S-1

                          RED ROBIN INTERNATIONAL, INC.

              2000 MANAGEMENT PERFORMANCE COMMON STOCK OPTION PLAN

                          NOTICE OF EXERCISE OF OPTION
                          ----------------------------

     Pursuant to the terms of the stock option agreement, dated ____ __, 2000, between Red Robin International, Inc. and the undersigned optionee, the optionee hereby exercises the option to purchase ______________ Common Shares. The optionee hereby delivers the full option price with respect to the exercised option, which is comprised of cash in the amount of $__________.

     Executed this ____day of _________, 200_.

                                                   OPTIONEE

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Print or Type Name

     Red Robin International, Inc. hereby acknowledges receipt of the foregoing notice of exercise and payment of the option price this ___ day of 200__.

                                                   Red Robin International, Inc.

                                                   By:
                                                      --------------------------

                                                                      Schedule I

                         Restaurants That May Be Closed
                         ------------------------------

             115 N. Nellis Boulevard
             Las Vegas, Nevada

             294 N. El Camino Real
             Encinitas, California

             12697 Beach Boulevard
             Stanton, Virginia

             12865 El Camino Real
             San Diego, California